Exhibit 99.1

Earnings Release

58-68 Exchange St.

Binghamton, New York 13901

For Further Information, Contact:

Rexford C. Decker

Senior Vice President & CFO

(607) 779-2320

Website: www.bsbbank.com

BSB Bancorp, Inc. Announces Third Quarter Net Income of $4.2 Million

BINGHAMTON, N.Y.—October 22, 2003— BSB Bancorp, Inc. (NASDAQ:BSBN), the bank holding company for BSB Bank & Trust Company, a diversified financial services organization serving the Southern Tier and Central New York regions with total assets of approximately $2.2 billion, today announced financial results for the third quarter 2003. BSB’s net income for the quarter ended September 30, 2003 was $4.2 million or $0.45 per diluted share, compared to net income of $4.0 million or $0.42 per diluted share for the second quarter of 2003 and $3.9 million or $0.41 per diluted share for the third quarter of 2002.

Highlights: Quarter Ended September 30, 2003

■	Net income increased 7.4% from linked second quarter 2003 and 8.1% from third quarter 2002
■	Net income for nine months ended September 30, 2003 was $12.1 million compared to a net loss of $2.2 million for nine months ended September 30, 2002
■	Total residential real estate loans increased 15.1% from June 30, 2003
■	Allowance for loan losses to non-performing loans ratio improved to 199.94% from 162.85% at June 30, 2003 and 114.42% at September 30, 2002

Howard W. Sharp, President and Chief Executive Officer, commented, “I am pleased with the continuing improvement in our quarterly earnings. This trend is taking place at the same time that we are making significant progress in our strategic initiative to adjust our asset mix to reduce credit risk. Our efforts contributed to a reduction in commercial and industrial loans to $391.0 million or 26.9% of the total loan portfolio at September 30, 2003, compared to $434.2 million or 30.5% of the total loan portfolio at June 30, 2003 and $557.5 million or 42.4% of the total loan portfolio at September 30, 2002. Helped by the favorable interest rate environment, we have been successful in increasing our residential mortgage portfolios, concentrating on shorter-term 10- and 15-year maturity products, including a high percentage of favorable bi-weekly loans and auto-pay loans which require a BSB deposit account relationship.”

The balance of outstanding residential mortgages increased to $513.0 million, up from $445.9 million at June 30, 2003, an increase of $67.2 million. Bi-weekly mortgages continue to be popular, especially in 10- and 15-year maturities as 10-year fixed-rate bi-weekly mortgages increased $27.0 million, to $72.4 million and 15-year fixed-rate bi-weekly mortgages increased $36.3 million, to $139.6 million. Also 20-year fixed-rate bi-weekly mortgages increased $11.7 million, to $38.0 million.

Net interest income was $17.6 million for the third quarter of 2003 compared to $17.9 million in the second quarter of 2003. Residential mortgage loans continued to be refinanced at high levels during the third quarter of 2003 lowering yields on residential mortgages held in portfolio. These lower yields in residential real estate loans were offset by higher average outstanding balances for the quarter to increase interest income by $574 thousand over the second quarter of 2003. Lower average balances on commercial and industrial loans for the third quarter, and to a lesser extent reduced yields on these loans, lowered interest income by $572 thousand compared to the second quarter of 2003. The cashflow generated from paydowns on mortgage-backed securities was reinvested in other mortgage-backed securities and bonds. Amortization of premiums on mortgage-backed securities continued at high levels and also contributed to lower income levels and yields on investment securities. While growth in average securities somewhat offset the lower yield earned on securities in the third quarter compared to the second quarter, interest income on securities still declined $750 thousand. These factors contributed to the net interest rate margin decline to 3.36% for the third quarter compared to 3.50% for the second quarter of 2003.

Mr. Sharp also stated, “The provision for loan losses for the third quarter declined slightly to $2.9 million from $3.0 million for the second quarter of 2003. We are especially pleased to be able to report a further decline in non-performing assets, which fell to $32.4 million at September 30, 2003 from $41.0 million at June 30, 2003, as dispositions of certain non-performing loans were finalized. Importantly, non-performing loans declined $7.7 million to $30.7 million at September 30, 2003 from $38.4 million at June 30, 2003. The allowance for loan losses to non-performing loans ratio improved to 200% from 163% at June 30, 2003 and 114% at the end of the third quarter in 2002. The increase in this ratio is primarily from continued provisions, significant recoveries and charge-offs of loans against the allowance at levels near the anticipated amount.”

Charge-off levels increased to $8.6 million in the third quarter, while recoveries were also higher during the quarter at $4.5 million. This compares to charge-offs of $7.6 million for the second quarter of 2003 and recoveries of $1.3 million for the same period. Provision for loan losses for the third quarter of 2002 was $4.5 million with charge-offs of $3.7 million and recoveries of $1.9 million.

Non-interest income for the quarter ended September 30, 2003 was $3.6 million compared to $3.4 million for the second quarter of this year and $3.1 million for the third quarter of 2002. Mortgage servicing fees were the largest change in non-interest income from the second quarter as the value of originated mortgage servicing rights rebounded somewhat from prior quarters. This contributed to an increase in mortgage servicing fees of $255 thousand from the second quarter of 2003, when the value of mortgage servicing rights had declined, and an increase in mortgage servicing fees of $63 thousand over the third quarter of 2002. Gains on sales of securities increased $85 thousand over the second quarter of 2003.

Operating expenses decreased nearly $300 thousand from the second quarter of 2003 with advertising declining nearly $175 thousand and professional fees nearly $70 thousand. The efficiency ratio for the third quarter of 56.69% compares favorably to 57.91% for the second quarter of 2003, as does the operating expense to average assets ratio of 2.24% for the third quarter compared to 2.34% for the second quarter.

The Company plans to conduct a teleconference/webcast on Thursday, October 23, 2003 at 11:00 AM Eastern Time, during which management will discuss the third quarter financial results. The event can be accessed by telephone, by dialing 877-407-9205 approximately 10 minutes prior to the start. A telephonic replay will be available beginning approximately one hour after the teleconference and can be accessed by dialing 877-660-6853 and entering the replay account # 1628 and confirmation ID # 78794. The live conference can also be accessed at http://www.vcall.com/CEPage.asp?ID=84794. There is no charge to access either event.

Forward-Looking Statements

This news release contains forward-looking statements, including those regarding the projected performance of BSB Bancorp, Inc. These statements constitute forward-looking information, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve significant risks and uncertainties. Actual results may differ materially from any forward-looking information discussed in this news release.

Factors that might cause such differences include, but are not limited to: fluctuations in interest rates, government regulations and economic conditions and competition in the geographic and business areas in which BSB conducts its operations, as well as unanticipated loan losses and other similar conditions affecting the Company’s operations, pricing, products and services.

Except as required by law, BSB disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements in this news release to reflect future events or developments.

For additional information regarding BSB, including a discussion of related risk factors, please refer to BSB’s public filings with the Securities and Exchange Commission which are available online at http://www.sec.gov.

Profile

Headquartered in Binghamton, New York, BSB Bancorp, Inc. provides a broad range of deposit, loan, trust and financial management services to businesses and consumers in Broome, Onondaga, Tioga and Chenango Counties through its subsidiary, BSB Bank & Trust Company. The Bank serves its customers from 20 full-service banking offices, 27 branch-based and 28 off-premise automatic teller machines, and at 12 proprietary banking service locations (StoreTeller®) situated in a large area supermarket chain. In Broome County, the Bank has a market share of total deposits of 32%. More information about BSB can be obtained on the Internet at www.bsbbank.com.

###

BSB BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL HIGHLIGHTS  (unaudited)

	(Dollars in Thousands, Except Share and Per Share Data)

	Quarters Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,
	2003	2003	2002	2003	2002

OPERATIONS DATA
Total interest income	$28,153	$28,990	$31,511	$86,518	$98,403
Total interest expense	10,543	11,101	12,679	32,540	39,440
Net interest income	17,610	17,889	18,832	53,978	58,963
Provision for loan losses	2,880	2,980	4,500	9,828	36,420
Non-interest income	3,610	3,398	3,124	10,367	11,146
Operating expense	12,029	12,327	11,212	36,419	36,609
Income tax expense (benefit)	2,066	2,028	2,318	6,023	(733)
Net income (loss)	4,245	3,952	3,926	12,075	(2,187)

SELECTED FINANCIAL DATA
Yield on earning assets (1)	5.38%	5.67%	6.37%	5.68%	6.59%
Cost of funds (1)	2.30	2.46	2.95	2.43	3.05
Net interest spread	3.08	3.21	3.42	3.25	3.54
Net interest margin (1)	3.36	3.50	3.80	3.54	3.95
Return (loss) on average assets (1)	0.79	0.75	0.77	0.77	(0.14)
Return (loss) on average equity (1)	11.90	10.88	10.50	11.10	(1.87)
Equity to assets (2)	6.62	6.71	7.33	6.62	7.33
Operating expense to average assets (1)	2.24	2.34	2.20	2.32	2.36
Efficiency ratio	56.69	57.91	51.07	56.60	53.03

PER SHARE DATA
Basic earnings (loss)	$0.46	$0.43	$0.41	$1.31	$(0.23)
Diluted earnings (loss)	$0.45	$0.42	$0.41	$1.29	$(0.23)
Book value	$15.69	$15.80	$15.78	$15.69	$15.78
Dividends paid	$0.25	$0.25	$0.25	$0.75	$0.75
Dividend payout ratio	54.02%	57.97%	61.04%	56.89%	NM

(1) Annualized (2) At period ended (NM) Not meaningful
	At Sept. 30,	June 30,	Sept. 30,	Sept. 30,
	2003	2003	2002	2003	2002

FINANCIAL CONDITION DATA
Assets	$2,173,104	$2,156,746	$2,065,009	$2,173,104	$2,065,009
Earning assets	2,099,209	2,083,606	1,988,381	2,099,209	1,988,381
Total loans	1,452,788	1,421,629	1,313,734	1,452,788	1,313,734
Allowance for loan losses	(61,382)	(62,607)	(59,754)	(61,382)	(59,754)
Gross investment securities	631,387	643,467	673,215	631,387	673,215
Unrealized appreciation on AFS securities	8,175	13,251	16,488	8,175	16,488
Interest-bearing deposits	1,326,328	1,319,425	1,319,251	1,326,328	1,319,251
Non-interest-bearing deposits	157,926	157,538	161,384	157,926	161,384
Borrowings	479,948	470,055	377,876	479,948	377,876
Trust preferred securities	46,500	48,000	39,000	46,500	39,000
Shareholders' equity	143,921	144,806	151,296	143,921	151,296
Non-performing loans	30,700	38,445	52,223	30,700	52,223
Performing loans, 30-89 days past due	3,404	4,820	8,136	3,404	8,136
Other real estate owned	1,344	1,197	4,488	1,344	4,488
Repossessed assets	352	1,404	492	352	492
Trust assets under management	276,559	272,161	244,769	276,559	244,769
Serviced loans	276,076	300,300	407,444	276,076	407,444

AVERAGE BALANCES
Assets	$2,148,243	$2,108,364	$2,036,738	$2,092,692	$2,042,708
Earning assets	2,094,685	2,046,893	1,980,159	2,031,746	1,991,857
Total loans	1,425,579	1,399,913	1,307,398	1,396,603	1,369,306
Allowance for loan losses	(63,551)	(64,612)	(58,395)	(64,394)	(57,112)
Gross investment securities	654,058	635,211	661,306	617,765	596,240
Unrealized appreciation on AFS securities	6,514	14,361	14,135	11,685	9,049
Interest-bearing deposits	1,312,688	1,318,352	1,347,559	1,306,510	1,360,971
Non-interest-bearing deposits	155,965	144,793	154,778	147,831	148,331
Borrowings	472,414	435,238	330,620	428,566	325,711
Trust preferred securities	47,283	48,000	39,000	47,758	35,733
Shareholders' equity	142,676	145,233	149,515	145,046	155,641
Shares outstanding	9,171,132	9,158,671	9,584,896	9,212,935	9,614,444
Diluted shares outstanding	9,342,609	9,308,249	9,692,658	9,354,719	9,614,444

BSB BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CONDITION  (unaudited)

	Sept. 30,	June 30,	Sept. 30,
(In Thousands, Except Share and Per Share Data)	2003	2003	2002

ASSETS
Cash and due from banks	$46,206	$43,590	$53,144
Federal funds sold	—	6,000	—

Cash and cash equivalents	46,206	49,590	53,144
Investment securities available for sale, at fair value	616,235	634,906	638,458
Investment securities held to maturity (estimated fair value of $34,661 at September 30, 2002)	—	—	34,346
Federal Home Loan Bank of New York stock	23,327	21,812	16,899
Loans held for sale	11,862	10,076	236
Loans:
Commercial	390,996	434,157	557,495
Residential real estate	513,039	445,856	260,578
Consumer	374,164	371,141	373,513
Commercial real estate	174,589	170,475	122,148

Total loans	1,452,788	1,421,629	1,313,734
Net deferred costs	3,074	2,434	1,196
Allowance for loan losses	(61,382)	(62,607)	(59,754)

Net loans	1,394,480	1,361,456	1,255,176

Bank premises and equipment, net	15,441	15,790	15,025
Accrued interest receivable	8,394	8,499	10,472
Other real estate owned and repossessed assets	1,696	2,601	4,980
Bank owned life insurance	20,784	20,529	—
Other assets	34,679	31,487	36,273

Total assets	$2,173,104	$2,156,746	$2,065,009

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$1,484,254	$1,476,963	$1,480,635
Borrowings	479,948	470,055	377,876
Other liabilities	18,481	16,922	16,202
Company obligated mandatorily redeemable preferred securities of subsidiaries, holding solely junior subordinated debentures of the Company (“Trust preferred securities”)	46,500	48,000	39,000

Total liabilities	2,029,183	2,011,940	1,913,713

Shareholders’ Equity:
Preferred stock, par value $0.01 per share; 2,500,000 shares authorized; none issued	—	—	—
Common stock, par value $0.01 per share; 30,000,000 shares authorized; 11,714,297, 11,707,072 and 11,642,301 shares issued	117	117	116
Additional paid-in capital	42,572	42,374	41,113
Retained earnings	140,108	138,156	133,337
Accumulated other comprehensive income	4,890	7,925	9,861
Treasury stock, at cost: 2,539,538, 2,539,538 and 2,056,360 shares	(43,766)	(43,766)	(33,131)

Total shareholders’ equity	143,921	144,806	151,296

Total liabilities and shareholders’ equity	$2,173,104	$2,156,746	$2,065,009

BSB BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS  (unaudited)

	Three Months Ended			Year To Date
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,
(In Thousands, Except Per Share Data)	2003	2003	2002	2003	2002

Interest income:
Interest and fees on loans	$21,708	$21,847	$22,973	$65,749	$73,627
Interest on federal funds sold	1	5	42	72	284
Interest on investment securities	6,269	7,019	8,477	20,377	24,293
Interest on loans held for sale	175	119	19	320	199

Total interest income	28,153	28,990	31,511	86,518	98,403

Interest expense:
Interest on savings deposits	306	413	668	1,135	1,978
Interest on time deposits	4,368	4,866	6,422	14,337	20,721
Interest on money market deposit accounts	1,177	1,266	1,439	3,535	4,501
Interest on NOW accounts	51	75	146	208	628
Interest on borrowings	3,893	3,711	3,261	11,028	9,532
Interest on trust preferred securities	748	770	743	2,297	2,080

Total interest expense	10,543	11,101	12,679	32,540	39,440

Net interest income	17,610	17,889	18,832	53,978	58,963
Provision for loan losses	2,880	2,980	4,500	9,828	36,420

Net interest income after provision for loan losses	14,730	14,909	14,332	44,150	22,543

Non-interest income:
Service charges on deposit accounts	1,330	1,294	1,348	3,874	3,836
Checkcard interchange fees	334	399	352	1,091	1,034
Mortgage servicing fees, net	315	60	252	519	710
Fees and commissions-brokerage services	217	195	168	634	719
Trust fees	269	359	260	906	979
Income from bank owned life insurance	255	250	—	753	—
Gain on sale of securities, net	391	306	95	1,026	270
Gain on sale of credit card portfolio, net	—	—	—	—	1,806
Other income	499	535	649	1,564	1,792

Total non-interest income	3,610	3,398	3,124	10,367	11,146

Operating expense:
Salaries, pensions and other employee benefits	6,418	6,450	5,923	19,371	18,671
Building occupancy	1,110	1,051	1,056	3,268	3,192
Advertising and promotion	291	466	267	1,090	1,034
Professional fees	538	608	641	1,882	2,017
Data processing costs	1,139	1,191	1,253	3,574	4,253
Services	792	794	647	2,340	2,121
Conversion expenses	—	—	—	—	387
Other real estate owned and repossessed asset expenses, net	128	148	33	435	646
Other expenses	1,613	1,619	1,392	4,459	4,288

Total operating expense	12,029	12,327	11,212	36,419	36,609

Income (loss) before income taxes	6,311	5,980	6,244	18,098	(2,920)
Income tax expense (benefit)	2,066	2,028	2,318	6,023	(733)

Net Income (Loss)	$4,245	$3,952	$3,926	$12,075	$(2,187)

Earnings (loss) per share:
Basic	$0.46	$0.43	$0.41	$1.31	$(0.23)
Diluted	$0.45	$0.42	$0.41	$1.29	$(0.23)

BSB BANCORP, INC. AND SUBSIDIARIES

NON-PERFORMING ASSETS (unaudited)

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(Dollars in Thousands)	2003	2003	2003	2002	2002

Non-accrual loans:
Commercial loans	$27,570	$30,267	$30,078	$34,614	$40,447
Residential real estate loans	680	743	787	616	755
Commercial real estate loans	67	674	821	2,647	4,080
Consumer loans	237	271	198	288	365
Troubled debt restructured loans	2,005	6,379	12,143	12,172	6,219

Total non-accrual loans	30,559	38,334	44,027	50,337	51,866
Accruing loans with principal or interest payments 90 days or more overdue	141	111	190	278	357

Total non-performing loans	30,700	38,445	44,217	50,615	52,223

Other real estate owned and repossessed assets	1,696	2,601	3,668	3,109	4,980

Total non-performing assets	$32,396	$41,046	$47,885	$53,724	$57,203

Total non-performing loans to total loans	2.11%	2.70%	3.16%	3.76%	3.98%

Total non-performing assets to total assets	1.49%	1.90%	2.33%	2.64%	2.77%

In addition to the non-accruing troubled debt restructured loans shown in the above schedule, the Company also had accruing loans classified as troubled debt restructured loans totaling $8.4 million, $8.1 million, $3.6 million, $13.8 million, and $5.1 million at September 30, 2003, June 30, 2003, March 31, 2003, December 31, 2002, and September 30, 2002, respectively.

BSB BANCORP, INC. AND SUBSIDIARIES

ALLOWANCE AND NET CHARGE-OFFS PER QUARTER (unaudited)

	Quarters Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(Dollars in Thousands)	2003	2003	2003	2002	2002

Average total loans outstanding	$1,425,579	$1,399,913	$1,363,637	$1,331,955	$1,307,398

Allowance at beginning of period	$62,607	$65,944	$63,250	$59,754	$56,988
Charge-offs:
Commercial loans	7,065	6,490	1,102	7,271	2,285
Consumer loans	987	990	977	967	1,359
Residential real estate loans	25	12	30	17	16
Commercial real estate loans	496	82	208	—	—

Total loans charged-off	8,573	7,574	2,317	8,255	3,660
Recoveries	4,468	1,257	1,043	2,001	1,926

Net charge-offs	4,105	6,317	1,274	6,254	1,734

Provision for loan losses	2,880	2,980	3,968	9,750	4,500

Allowance at end of period	$61,382	$62,607	$65,944	$63,250	$59,754

Ratio of net charge-offs to:
Average total loans outstanding (annualized)	1.15%	1.80%	0.37%	1.88%	0.53%
Ratio of allowance to:
Non-performing loans	199.94%	162.85%	149.14%	124.96%	114.42%
Period-end loans outstanding	4.23%	4.40%	4.72%	4.69%	4.55%